UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 9, 2016

Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33748	20 – 8718331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900

Washington, D.C. 20005

(Address of Principal Executive Offices) (Zip Code)

(202) 728-0044

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On May 9, 2016, DuPont Fabros Technology, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Stifel, Nicolaus and Company, Incorporated, Raymond James & Associates, Inc., Goldman, Sachs & Co. and RBC Capital Markets, LLC, as representatives of the several underwriters listed on Schedule 1 thereto (the “Underwriters”), pursuant to which the Company agreed to offer and sell 7,000,000 shares of its 6.625% Series C Cumulative Redeemable Perpetual Preferred Stock (the “Shares”) at a price to the public of $25 per Share. Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 1,050,000 Shares. The estimated net proceeds from this offering will be approximately $169.0 million, or approximately $194.4 million if the Underwriters’ option to purchase additional Shares is exercised in full, in each case after deducting the underwriting discount and other estimated offering costs. The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The offering is expected to close on or about May 17, 2016, subject to the satisfaction of customary closing conditions contained in the Underwriting Agreement.

The Company intends to use the net proceeds from this offering to redeem all of the shares of the Company’s 7.875% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Stock”) that remain outstanding following the Company’s previously announced redemption on May 27, 2016 of 3,400,000 shares of the Series A Preferred Stock and to use any remaining net proceeds to redeem a portion of the outstanding shares of the Company’s 7.625% Series B Cumulative Redeemable Perpetual Preferred Stock and for other general corporate purposes.

A copy of the Underwriting Agreement is attached to this report as Exhibit 1.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 1.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated May 9, 2016 by and between the Company and Stifel, Nicolaus and Company, Incorporated, Raymond James & Associates, Inc., Goldman, Sachs & Co. and RBC Capital Markets, LLC, as representatives of the several underwriters listed on Schedule 1 thereto

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Shares

8.1	Opinion of Hogan Lovells US LLP regarding certain tax matters

23.1	Consent of Hogan Lovells US LLP (included in Exhibits 5.1 and 8.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

May 12, 2016	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated May 9, 2016 by and between the Company and Stifel, Nicolaus and Company, Incorporated, Raymond James & Associates, Inc., Goldman, Sachs & Co. and RBC Capital Markets, LLC, as representatives of the several underwriters listed on Schedule 1 thereto

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Shares

8.1	Opinion of Hogan Lovells US LLP regarding certain tax matters

23.1	Consent of Hogan Lovells US LLP (included in Exhibits 5.1 and 8.1)